CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-269373 on Form S-6 of our report dated March 8, 2023, relating to the financial statement of FT 10606, comprising Richard Bernstein Advisors Global Dividend Kings(R), Series 45, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

March 8, 2023